Exhibit 7

                             JOINT FILING AGREEMENT


                     JOINT FILING AGREEMENT (this "Agreement"), dated as of July 30, 2003, among, IAT Group Inc., a company incorporated under the laws of the Cayman Islands ("IAT"), Sumaya Abu-Ghazaleh, Mohammad Abu-Ghazaleh, Oussama Abu-Ghazaleh, Maher Abu-Ghazaleh, Amir Abu-Ghazaleh, Fatima Abu-Ghazaleh, Nariman Abu-Ghazaleh, Maha Abu-Ghazaleh, Wafa Abu-Ghazaleh and Hanan Abu-Ghazaleh (each, a "Reporting Person," and together, the "Reporting Persons").

                               W I T N E S S E T H

                     WHEREAS, as of the date hereof, each of IAT Group Inc., Sumaya Abu-Ghazaleh, Mohammad Abu-Ghazaleh, Oussama Abu-Ghazaleh, Maher Abu-Ghazaleh and Amir Abu-Ghazaleh is amending and restating their statement on
Schedule 13D, dated September 17, 1998, as heretofore amended (the "1998
Schedule 13D") with respect to the ordinary shares, par value $0.01 per share, of Fresh Del Monte Produce Inc., a company organized under the laws of the Cayman Islands (the "Ordinary Shares");

                     WHEREAS, as of the date hereof, each of Fatima Abu-Ghazaleh, Nariman Abu-Ghazaleh, Maha Abu-Ghazaleh, Wafa Abu-Ghazaleh and Hanan Abu-Ghazaleh is amending and restating their statement on Schedule 13D, dated September 20, 2001 (the "2001 Schedule 13D") with respect to the Ordinary Shares;

                     WHEREAS, each of the Reporting Persons is individually eligible to file reports on a Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                     WHEREAS, each of the Reporting Persons wishes to file an amendment (the "Amendment") to the 1998 Schedule 13D and the 2001 Schedule 13D (together, the "Schedule 13D") and any future amendments thereto jointly and on behalf of each of Reporting Persons, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

                     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

                     1. The Reporting Persons hereby agree that the Amendment is, and any future amendments to the Schedule 13D will be, filed on behalf of each of Reporting Persons pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                     2. Each of the Reporting Persons hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(ii) under the Exchange Act, such Reporting Person is responsible for the timely filing of the Amendment and any future amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning such Reporting Person contained therein, and is not responsible for the completeness and accuracy of the information concerning any other Reporting Persons contained therein, unless such Reporting Person knows or has reason to know that such information is inaccurate.

                     3. Each of the Reporting Persons hereby agrees that this Agreement shall be filed as an exhibit to the Amendment, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative as of the day and year first above written.

                                                IAT GROUP INC.


                                                By:  /s/ Mohammad Abu-Ghazaleh
                                                     ---------------------------
                                                Name:  Mohammad Abu-Ghazaleh
                                                Title: Chairman and Chief
                                                       Executive Officer



                                                SUMAYA ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                MOHAMMAD ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                OUSSAMA ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                MAHER ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                AMIR ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                FATIMA ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                NARIMAN ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                MAHA ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                WAFA ABU-GHAZALEH


                                                *
                                                --------------------------------


                                                HANAN ABU-GHAZALEH


                                                *
                                                --------------------------------

* By:  /s/ Mohammad Abu-Ghazaleh
       -------------------------
       Mohammad Abu-Ghazaleh
       Attorney-in-fact